Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE
JULY 29, 2014

ACCESS MIDSTREAM PARTNERS, L.P. REPORTS FINANCIAL
RESULTS FOR THE 2014 SECOND QUARTER

Partnership Reports 2014 Second Quarter Adjusted EBITDA of $275 Million, Distributable Cash Flow of $200 Million and Net Income of $67 Million

Partnership Increases Quarterly Distribution to $0.595 per Unit

OKLAHOMA CITY, OKLAHOMA, JULY 29, 2014 – Access Midstream Partners, L.P. (NYSE:ACMP) today announced financial results for the 2014 second quarter.  The Partnership’s adjusted EBITDA for the 2014 second quarter totaled $275.1 million, an increase of $68.5 million, or 33.2%, from 2013 second quarter adjusted EBITDA of $206.6 million.  Net income attributable to the Partnership totaled $67.5 million in the 2014 second quarter, a decrease of $1.7 million, or 2.5%, from the 2013 second quarter net income of $69.2 million.   Distributable cash flow (DCF) for the 2014 second quarter totaled $200.4 million, an increase of $47.7 million, or 31.2%, from 2013 second quarter DCF of $152.7 million and resulted in a distribution coverage ratio of 1.45.  Financial terms are defined on pages two and three of this release.

Throughput for the 2014 second quarter totaled 356.6 billion cubic feet (bcf) of natural gas, or 3.92 bcf per day, an increase of 6.8% from 2013 second quarter throughput of 3.67 bcf per day. Throughput increased in the Partnership’s Marcellus, Utica, Eagle Ford and Niobrara Shale regions.  Partnership revenue for the 2014 second quarter totaled $292.9 million, an increase of $45.7 million, or 18.5%, compared to 2013 second quarter revenue of $247.2 million.  Revenues in both periods exclude revenues attributable to the Partnership’s equity investments as those revenues are accounted for as part of the Partnership’s investments in unconsolidated affiliates.  If the Partnership’s proportional share of revenue from equity investments was included, revenue for the 2014 second quarter would have totaled $378.0 million, an increase of $71.4 million, or 23.3%, compared to the 2013 second quarter.

Capital expenditures during the 2014 second quarter totaled $307.7 million, including maintenance capital expenditures of $32.5 million.  These capital expenditures included $113.4 million for the Partnership’s share of capital expenditures in entities accounted for as equity investments.

Partnership Increases Cash Distribution

On July 24, 2014, the Board of Directors of the Partnership’s general partner declared a quarterly cash distribution of $0.595 per unit for the 2014 second quarter, a $0.11, or 22.7%, per unit increase over the 2013 second quarter distribution and a $0.02, or 3.5%, per unit increase over the 2014 first quarter distribution.  The distribution will be paid on August 14, 2014 to unitholders of record at the close of business on August 7, 2014.  DCF of $200.4 million for the 2014 second quarter provided distribution coverage of 1.45 times the amount required for the Partnership to fund the distribution to the general partner and the limited partners.

INVESTOR CONTACT:	MEDIA CONTACTS:		ACCESS MIDSTREAM
Dave Shiels, CFO	Debbie Nauser	Chris Callahan	525 Central Park Drive
(405) 727-1740	(405) 727-1612	(405) 727-1186	Oklahoma City, OK 73105
dave.shiels@accessmidstream.com	debbie.nauser@accessmidstream.com	chris.callahan@accessmidstream.com

Management Comments

J. Mike Stice, Access Midstream Partners’ Chief Executive Officer, commented, “We are excited about joining the Williams family through the recently completed acquisition of our general partner by The Williams Companies, Inc.  Meanwhile, our operating teams remain focused on executing our growth plan and serving our producer customers.  As highlighted by another strong quarter, the business continues to perform well as producers maintain their focus on the highly prolific unconventional basins we serve.  We expect focused execution of our business model to continue to deliver strong returns for our investors in 2014.”

Williams Acquisition

On July 1, 2014, Williams acquired all of the interests in ACMP and ACMP’s general partner that were previously held by entities affiliated with Global Infrastructure Partners.  Williams now owns 100% of and controls ACMP’s general partner, and Global Infrastructure Partners no longer has any ownership interest in ACMP.  Williams has proposed the merger of Williams Partners L.P. (NYSE:WPZ) with and into a subsidiary of ACMP.  The proposed merger is subject to negotiation, review and approval by conflicts committees of each partnership’s board of directors as well as approval by each partnership’s board of directors.  The conflicts committees, comprised solely of independent board members, have retained legal and financial advisors to consider the proposal.

Conference Call Information

A conference call to discuss this release of financial results has been scheduled for Wednesday, July 30, 2014 at 9:00 a.m. EDT.  The telephone number to access the conference call is 719-325-4836 or toll-free 888-695-0614.  The passcode for the call is 9620705.  We encourage those who would like to participate in the call to dial the access number between 8:50 and 9:00 a.m. EDT.  For those unable to participate in the conference call, a replay will be available for audio playback from 12:00 p.m. EDT on July 30, 2014 through 12:00 p.m. EDT on August 13, 2014.  The number to access the conference call replay is 719-457-0820 or toll-free 888-203-1112.  The passcode for the replay is 9620705.  The conference call will also be webcast live on the Internet and can be accessed by going to the Partnership’s website at www.accessmidstream.com in the "Events" subsection of the "Investors" section of the website.  An archive of the conference call webcast will also be available on the website.

Use of Non-GAAP Financial Measures

This press release and accompanying schedules include the non-GAAP financial measures of adjusted EBITDA and DCF.  The accompanying schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP.  Non-GAAP financial measures should not be considered as an alternative to GAAP measures such as net income, net cash provided by operating activities or any other measure of liquidity or financial performance calculated and presented in accordance with GAAP.  Investors should not consider adjusted EBITDA, DCF or adjusted DCF in isolation or as a substitute for analysis of the Partnership’s results as reported under GAAP.  Because these non-GAAP financial measures may be defined differently by other companies in our industry, the Partnership’s definition of adjusted EBITDA, DCF and adjusted DCF may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Adjusted EBITDA.  The Partnership agreement defines adjusted EBITDA as net income (loss) before income tax expense, interest expense, depreciation and amortization expense and certain other items management believes affect the comparability of operating results.  Adjusted EBITDA is a non-GAAP financial measure that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	The Partnership’s operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to capital structure, historical cost basis or financing methods;

•	The Partnership’s ability to incur and service debt and fund capital expenditures;

•	The ability of the Partnership’s assets to generate sufficient cash flow to make distributions to unitholders; and

•	The viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

Management believes it is appropriate to exclude certain items from EBITDA because management believes these items affect the comparability of operating results.  The Partnership believes that the presentation of adjusted EBITDA in this press release provides information useful to investors in assessing its financial condition and results of operations.  The GAAP measure most directly comparable to adjusted EBITDA is net income.

Distributable Cash Flow.  The Partnership agreement defines DCF as adjusted EBITDA attributable to the Partnership adjusted for:

•	Addition of interest income;

•	Subtraction of net cash paid for interest expense;

•	Subtraction of maintenance capital expenditures; and

•	Subtraction of income taxes.

Management compares the DCF the Partnership generates to the cash distributions it expects to pay its partners.  Using this metric, management computes a distribution coverage ratio.  DCF is an important non-GAAP financial measure for our limited partners since it serves as an indicator of our success in providing a cash return on investment.  Specifically, this financial measure indicates to investors whether or not the Partnership is generating cash flows at a level that can sustain or support an increase in its quarterly cash distributions.  DCF is also a quantitative standard used by the investment community with respect to publicly traded partnerships because the value of a partnership unit is in part measured by its yield, which is based on the amount of cash distributions a partnership can pay to a unitholder.  The GAAP measure most directly comparable to DCF is net cash provided by operating activities.

Access Midstream Partners, L.P. (NYSE:ACMP) is the industry’s largest gathering and processing master limited partnership as measured by throughput volume.  The Partnership owns, operates, develops and acquires natural gas gathering and processing systems and other midstream energy assets.  Headquartered in Oklahoma City, the Partnership's operations are focused on the Barnett, Eagle Ford, Haynesville, Marcellus, Niobrara and Utica Shales and Mid-Continent region of the U.S.  The Partnership’s common units are listed on the New York Stock Exchange under the symbol ACMP.  Further information is available at www.accessmidstream.com where the Partnership routinely posts announcements, updates, events, investor information and presentations and all recent press releases.

This press release includes forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. They include but are not limited to our business strategy and plans and objectives for future operations. We caution you not to place undue reliance on our forward-looking statements, which speak only as of the date of this release, and we undertake no obligations to update this information. Although we believe the expectations and forecasts reflected in these and other forward-looking statements are reasonable, we can give no assurance they will prove to be correct. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Factors that could cause actual results to differ materially from expected results are described under “Risk Factors” in our 2013 Annual Report on Form 10-K and our other SEC filings.

Access Midstream Partners, L.P.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
($ in thousands, except per unit data)
(unaudited)

	Three Months Ended June 30,
	2014	2013
Revenues(1)	$292,934	$247,242

Operating Expenses
Operating expenses	97,523	82,844
Depreciation and amortization expense	89,976	71,869
General and administrative expense	37,257	25,089
Other operating (income) expense	(317)	1,892

Total operating expenses	224,439	181,694

Operating income	68,495	65,548

Other income (expense)
Income from unconsolidated affiliates	48,063	33,745
Interest expense	(42,903)	(27,732)
Other income	198	126

Income before income tax expense	73,853	71,687
Income tax expense	1,385	1,260

Net income	72,468	70,427
Net income attributable to noncontrolling interests	5,014	1,214

Net income attributable to Access Midstream Partners, L.P.	$67,454	$69,213

Limited partner interest in net income
Net income attributable to Access Midstream Partners, L.P.	$67,454	$69,213
Less general partner interest in net income	(23,526)	(5,995)

Limited partner interest in net income	$43,928	$63,218

Net income per limited partner unit – basic and diluted
Common units	$0.18	$0.18
Subordinated units	$—	$0.31

Weighted average limited partner units outstanding used for net income per unit calculation – basic and diluted (in thousands)
Common units	190,954	108,673
Subordinated units	—	69,076

(1)	Excludes revenue from equity investments of $85.1 million and $59.4 million for the three months ended June 30, 2014 and 2013, respectively that is included in Income from Unconsolidated Affiliates.

If either Chesapeake Energy Corporation (“Chesapeake”) or Total E&P USA, Inc. (“Total”) does not meet its minimum volume commitment to the Partnership in the Barnett Shale region or Chesapeake does not meet its minimum volume commitment in the Haynesville Shale region under the relevant gas gathering agreement for specified annual periods, Chesapeake or Total is obligated to pay the Partnership a fee equal to the applicable fee for each mcf by which the applicable party’s minimum volume commitment for the year exceeds the actual volumes gathered on the Partnership’s systems.  Should payments be due under the minimum volume commitment with respect to any year, the Partnership recognizes the associated revenue in the fourth quarter of that year.

Access Midstream Partners, L.P.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
($ in thousands, except per unit data)
(unaudited)
	Six Months Ended June 30,
	2014	2013
Revenues(1)	$570,012	$484,201

Operating Expenses
Operating expenses	190,436	165,607
Depreciation and amortization expense	175,520	138,519
General and administrative expense	71,437	48,823
Other operating expense	1,488	1,983

Total operating expenses	438,881	354,932

Operating income	131,131	129,269

Other income (expense)
Income from unconsolidated affiliates	90,941	58,753
Interest expense	(81,476)	(54,794)
Other income	590	395

Income before income tax expense	141,186	133,623
Income tax expense	3,189	2,500

Net income	137,997	131,123
Net income attributable to noncontrolling interests	9,465	2,372

Net income attributable to Access Midstream Partners, L.P.	$128,532	$128,751

Limited partner interest in net income
Net income attributable to Access Midstream Partners, L.P.	$128,532	$128,751
Less general partner interest in net income	(43,142)	(10,787)

Limited partner interest in net income	$85,390	$117,964

Net income per limited partner unit – basic and diluted
Common units	$0.33	$0.32
Subordinated units	$—	$0.60

Weighted average limited partner units outstanding used for net income per unit calculation – basic and diluted (in thousands)
Common units	187,609	103,576
Subordinated units	—	69,076

(1)	Excludes revenue from equity investments of $164.0 million and $106.5 million for the six months ended June 30, 2014 and 2013, respectively that is included in Income from Unconsolidated Affiliates.

If either Chesapeake Energy Corporation (“Chesapeake”) or Total E&P USA, Inc. (“Total”) does not meet its minimum volume commitment to the Partnership in the Barnett Shale region or Chesapeake does not meet its minimum volume commitment in the Haynesville Shale region under the relevant gas gathering agreement for specified annual periods, Chesapeake or Total is obligated to pay the Partnership a fee equal to the applicable fee for each mcf by which the applicable party’s minimum volume commitment for the year exceeds the actual volumes gathered on the Partnership’s systems.  Should payments be due under the minimum volume commitment with respect to any year, the Partnership recognizes the associated revenue in the fourth quarter of that year.

Access Midstream Partners, L.P.
CONDENSED CONSOLIDATED BALANCE SHEETS
($ in thousands)
(unaudited)

	As of June 30, 2014	As of December 31, 2013
Assets

Total current assets	$243,308	$257,931

Property, plant and equipment
Gathering systems	6,406,548	5,974,940
Other fixed assets	361,933	175,411
Less: Accumulated depreciation	(999,219)	(859,551)

Total property, plant and equipment, net	5,769,262	5,290,800

Investments in unconsolidated affiliates	2,103,530	1,936,603
Intangible customer relationships, net	360,502	372,391
Deferred loan costs, net	64,061	59,721

Total assets	$8,540,663	$7,917,446

Liabilities and Partners’ Capital

Total current liabilities	$336,204	$306,472

Long-term liabilities
Long-term debt	3,805,397	3,249,230
Other liabilities	9,269	8,954

Total long-term liabilities	3,814,666	3,258,184

Total partners’ capital	4,389,793	4,352,790

Total liabilities and partners’ capital	$8,540,663	$7,917,446

Access Midstream Partners, L.P.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
($ in thousands)
(unaudited)

	Six Months Ended June 30,
	2014	2013
Cash flows from operating activities
Net income	$137,997	$131,123
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	175,520	138,519
Income from unconsolidated affiliates	(90,941)	(58,753)
Other non-cash items	12,602	6,676
Distribution of earnings received from unconsolidated affiliates	155,358	—
Changes in assets and liabilities
Decrease (increase) in accounts receivable	46,309	(23,592)
(Increase) decrease in other assets	(5,312)	1,905
Increase (decrease) in accounts payable	25,733	(10,896)
Increase in accrued liabilities	5,495	32,598

Net cash provided by operating activities	462,761	217,580

Cash flows from investing activities
Additions to property, plant and equipment	(521,170)	(545,594)
Purchase of compression assets	(159,210)	—
Investments in unconsolidated affiliates	(220,378)	(263,710)
Proceeds from sale of assets	14,296	31,696

Net cash used in investing activities	(886,462)	(777,608)

Cash flows from financing activities
Proceeds from long-term borrowings	1,053,471	875,500
Payments on long-term borrowings	(1,246,971)	(659,300)
Proceeds from issuance of common units	52,155	399,922
Proceeds from issuance of senior notes	750,000	—
Distribution to unitholders	(252,145)	(177,430)
Capital contribution from noncontrolling interests	95,441	71,414
Payments on capital lease obligations	(1,983)	—
Debt issuance costs	(8,777)	(5,377)
Other	1,956	8,328

Net cash provided by financing activities	443,147	513,057

Net increase (decrease) in cash and cash equivalents	19,446	(46,971)

Cash and cash equivalents
Beginning of period	17,229	64,994

End of period	$36,675	$18,023

Access Midstream Partners, L.P.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
($ in thousands)
(unaudited)

	Three Months Ended June 30,
	2014	2013

Net Income attributable to Access Midstream Partners, L.P.	$67,454	$69,213

Adjusted for:
Interest expense	42,903	27,732
Income tax expense	1,385	1,260
Depreciation and amortization expense	89,976	71,869
Other	(2,116)	320
Income from unconsolidated affiliates	(48,063)	(33,745)
EBITDA from unconsolidated affiliates(1) (2)	73,042	49,751
Expense for non-cash equity awards	13,975	8,933
Implied minimum volume commitment	36,500	11,250

Adjusted EBITDA	$275,056	$206,583

Adjusted for:
Maintenance capital expenditures	(32,500)	(27,500)
Cash portion of interest expense	(40,750)	(25,115)
Income tax expense	(1,385)	(1,260)

Distributable cash flow	$200,421	$152,708

Cash provided by operating activities	$192,937	$137,450

Adjusted for:
Change in assets and liabilities	(28,252)	(26,358)
Distribution of earnings received from unconsolidated affiliates	(43,316)	—
Interest expense	42,903	27,732
Income tax expense	1,385	1,260
Other non-cash items	(14,118)	(3,435)
EBITDA from unconsolidated affiliates(1) (2)	73,042	49,751
Expense for non-cash equity awards	13,975	8,933
Implied minimum volume commitment	36,500	11,250

Adjusted EBITDA	$275,056	$206,583

Adjusted for:
Maintenance capital expenditures	(32,500)	(27,500)
Cash portion of interest expense	(40,750)	(25,115)
Income tax expense	(1,385)	(1,260)

Distributable cash flow	$200,421	$152,708

Cash distribution
Limited partner units 2014: ($0.595 x 190,794,183 units) 2013: ($0.485 x 188,068,160 units)	$113,522	$91,213
General partner interest	24,947	6,567

Total cash distribution	$138,469	$97,780

Distribution coverage ratio	1.45	1.56

(1)	EBITDA from unconsolidated affiliates is calculated as follows:

Net Income	$48,063	$33,745

Adjusted for:
Depreciation and amortization expense	24,857	16,007
Other	122	(1)

EBITDA from unconsolidated affiliates	$73,042	$49,751

(2)	The Partnership maintains equity investments in 10 gathering systems in the Marcellus Shale, an equity investment in Utica East Ohio Midstream, LLC. and an equity investment in Ranch Westex JV, LLC.

Access Midstream Partners, L.P.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
($ in thousands)
(unaudited)

	Six Months Ended June 30,
	2014	2013

Net Income attributable to Access Midstream Partners, L.P.	$128,532	$128,751

Adjusted for:
Interest expense	81,476	54,794
Income tax expense	3,189	2,500
Depreciation and amortization expense	175,520	138,519
Other	(2,897)	(320)
Income from unconsolidated affiliates	(90,941)	(58,753)
EBITDA from unconsolidated affiliates(1) (2)	139,568	89,210
Expense for non-cash equity awards	23,789	16,323
Implied minimum volume commitment	67,000	20,000

Adjusted EBITDA	$525,236	$391,024

Adjusted for:
Maintenance capital expenditures	(65,000)	(55,000)
Cash portion of interest expense	(77,374)	(50,207)
Income tax expense	(3,189)	(2,500)

Distributable cash flow	$379,673	$283,317

Cash provided by operating activities	$462,761	$217,580

Adjusted for:
Change in assets and liabilities	(72,225)	(15)
Distribution of earnings received from unconsolidated affiliates	(155,358)	—
Interest expense	81,476	54,794
Income tax expense	3,189	2,500
Other non-cash items	(24,964)	(9,368)
EBITDA from unconsolidated affiliates(1) (2)	139,568	89,210
Expense for non-cash equity awards	23,789	16,323
Implied minimum volume commitment	67,000	20,000

Adjusted EBITDA	$525,236	$391,024

Adjusted for:
Maintenance capital expenditures	(65,000)	(55,000)
Cash portion of interest expense	(77,374)	(50,207)
Income tax expense	(3,189)	(2,500)

Distributable cash flow	$379,673	$283,317

(1)	EBITDA from unconsolidated affiliates is calculated as follows:

Net Income	$90,941	$58,753

Adjusted for:
Depreciation and amortization expense	48,507	30,473
Other	120	(16)

EBITDA from unconsolidated affiliates	$139,568	$89,210

(2)	The Partnership maintains equity investments in 10 gathering systems in the Marcellus Shale, an equity investment in Utica East Ohio Midstream, LLC. and an equity investment in Ranch Westex JV, LLC.

Access Midstream Partners, L.P.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
($ in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	($ in thousands)

GAAP Capital Expenditures	$251,539	$274,640	$521,170	$545,594

Adjusted for:
Capital expenditures included in unconsolidated affiliates	113,454	190,172	222,844	355,678
Capital expenditures attributable to noncontrolling interest	(57,315)	(39,594)	(104,262)	(67,346)

Net Capital Expenditures	$307,678	$425,218	$639,752	$833,926

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	($ in thousands)

Revenues	$292,934	$247,242	$570,012	$484,201

Adjusted for:
Revenues included in investments in unconsolidated affiliates	85,088	59,363	163,968	106,510

Total revenues including revenues from equity investments	$378,022	$306,605	$733,980	$590,711

Access Midstream Partners, L.P.
SEGMENT INFORMATION AND OPERATING STATISTICS
($ in thousands)
(unaudited)

	Three Months Ended June 30,
	2014	2013
Barnett Shale
Operating income	36,170	42,421
Income from unconsolidated affiliates	—	—
Capital expenditures	2,777	13,395
Throughput, bcf per day	0.925	1.024
Approximate miles of pipe at end of period	860	851
Gas compression (horsepower) at end of period	144,045	153,115

Eagle Ford Shale
Operating income	52,780	39,439
Income from unconsolidated affiliates	—	—
Capital expenditures	46,090	83,443
Throughput, bcf per day	0.293	0.258
Approximate miles of pipe at end of period	911	751
Gas compression (horsepower) at end of period	111,117	70,812

Haynesville Shale
Operating income (loss)	(2,534)	2,041
Income from unconsolidated affiliates	—	—
Capital expenditures	2,596	2,777
Throughput, bcf per day	0.608	0.695
Approximate miles of pipe at end of period	581	581
Gas compression (horsepower) at end of period	21,970	20,195

Marcellus Shale
Operating income (loss)	(597)	3,776
Income from unconsolidated affiliates	40,671	34,492
Capital expenditures(1)	47,028	75,946
Throughput, bcf per day(2)	1.186	0.996
Approximate miles of pipe at end of period	855	1,332
Gas compression (horsepower) at end of period	136,780	89,850

Niobrara Shale
Operating income (loss)	1,094	(671)
Income from unconsolidated affiliates	—	—
Capital expenditures(1)	28,930	5,835
Throughput, bcf per day(2)	0.022	0.010
Approximate miles of pipe at end of period	150	113
Gas compression (horsepower) at end of period	15,865	13,595

Utica Shale
Operating income	16,725	2,704
Income (loss) from unconsolidated affiliates	4,584	(929)
Capital expenditures(1)	132,911	172,227
Throughput, bcf per day(2)	0.320	0.074
Approximate miles of pipe at end of period	323	149
Gas compression (horsepower) at end of period	88,330	16,880

Mid-Continent
Operating income	22,390	19,621
Income from unconsolidated affiliates	2,808	182
Capital expenditures(1)	22,452	31,403
Throughput, bcf per day	0.564	0.608
Approximate miles of pipe at end of period	2,815	2,602
Gas compression (horsepower) at end of period	105,789	108,370

Corporate
Operating loss	(57,533)	(43,783)
Capital expenditures	24,894	40,192

Total
Operating income	68,495	65,548
Income from unconsolidated affiliates	48,063	33,745
Capital expenditures(1)	307,678	425,218
Throughput, bcf per day(2)	3.918	3.665
Approximate miles of pipe at end of period	6,495	6,379
Gas compression (horsepower) at end of period	623,896	472,817

(1)
Includes capital expenditures accounted for as part of the Partnership’s equity investments and excludes capital expenditures attributable to noncontrolling interests.  See page 11 of this release for required reconciliation to GAAP capital expenditures.

(2)	Throughput in all regions represents the net throughput allocated to the Partnership’s interest.

Access Midstream Partners, L.P.
SEGMENT INFORMATION AND OPERATING STATISTICS
(unaudited)

	Six Months Ended June 30,
	2014	2013
Barnett Shale
Operating income	73,466	87,651
Income from unconsolidated affiliates	—	—
Capital expenditures	8,792	34,399
Throughput, bcf per day	0.949	1.045
Approximate miles of pipe at end of period	860	851
Gas compression (horsepower) at end of period	144,045	153,115

Eagle Ford Shale
Operating income	99,996	72,911
Income from unconsolidated affiliates	—	—
Capital expenditures	123,573	165,359
Throughput, bcf per day	0.280	0.243
Approximate miles of pipe at end of period	911	751
Gas compression (horsepower) at end of period	111,117	70,812

Haynesville Shale
Operating income (loss)	(5,474)	4,914
Income from unconsolidated affiliates	—	—
Capital expenditures	6,246	10,562
Throughput, bcf per day	0.583	0.732
Approximate miles of pipe at end of period	581	581
Gas compression (horsepower) at end of period	21,970	20,195

Marcellus Shale
Operating income (loss)	(1,049)	4,785
Income from unconsolidated affiliates	81,203	59,738
Capital expenditures(1)	86,682	169,376
Throughput, bcf per day(2)	1.196	0.930
Approximate miles of pipe at end of period	855	1,332
Gas compression (horsepower) at end of period	136,780	89,850

Niobrara Shale
Operating income (loss)	3,921	(632)
Income from unconsolidated affiliates	—	—
Capital expenditures(1)	43,564	11,598
Throughput, bcf per day(2)	0.024	0.010
Approximate miles of pipe at end of period	150	113
Gas compression (horsepower) at end of period	15,865	13,595

Utica Shale
Operating income	28,847	4,454
Income (loss) from unconsolidated affiliates	5,110	(1,090)
Capital expenditures(1)	273,817	287,975
Throughput, bcf per day(2)	0.277	0.064
Approximate miles of pipe at end of period	323	149
Gas compression (horsepower) at end of period	88,330	16,880

Mid-Continent
Operating income	45,136	33,734
Income from unconsolidated affiliates	4,628	105
Capital expenditures(1)	39,474	70,678
Throughput, bcf per day	0.564	0.583
Approximate miles of pipe at end of period	2,815	2,602
Gas compression (horsepower) at end of period	105,789	108,370

Corporate
Operating loss	(113,712)	(78,548)
Capital expenditures	57,604	83,979

Total
Operating income	131,131	129,269
Income from unconsolidated affiliates	90,941	58,753
Capital expenditures(1)	639,752	833,926
Throughput, bcf per day(2)	3.873	3.607
Approximate miles of pipe at end of period	6,495	6,379
Gas compression (horsepower) at end of period	623,896	472,817

(1)
Includes capital expenditures accounted for as part of the Partnership’s equity investments and excludes capital expenditures attributable to noncontrolling interests.  See page 11 of this release for required reconciliation to GAAP capital expenditures.

(2)	Throughput in all regions represents the net throughput allocated to the Partnership’s interest.